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                                EXHIBIT 10.6

                            CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (this "Agreement") is dated as of May 8, 2000, and entered into by and between AMERICAN TECHNOLOGIES GROUP INC., a Nevada corporation ("ATG"), and MICHAEL KEATING ("KEATING").

         A. WHEREAS, ATG desires to study the application of its ScreenMagic product to eyeglasses;

         B. WHEREAS, KEATING is an experienced optometrist and is willing to develop a protocol for use with his patients for such testing of ScreenMagic;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, THE PARTIES HERETO HEREBY AGREE AS FOLLOWS:

         1. Consulting Services. KEATING shall develop a protocol and test ScreenMagic for its effectiveness and for consumer satisfaction for use on eyeglasses.

         2. TERM. KEATING shall deliver the protocol to ATG on or before August 31, 2000 and the test shall be complete by December 31, 2000.

         3. COMPENSATION. (a) As full compensation for all services to be performed by KEATING pursuant to this Agreement, ATG hereby grants to KEATING the right and option (the "Option") to purchase, on the terms and conditions hereinafter set forth, an aggregate of one hundred thousand (100,000) shares of the common stock of ATG (the "Option Shares"). The exercise price (the "Exercise Price") of the Option Shares is $0.21 per share, the high closing bid price on the date hereof.

         (b) ATG shall use its best efforts to file a registration statement covering the Option Shares with the Securities and Exchange Commission within thirty (30) days hereof and use its best efforts to cause said registration statement to be declared effective as soon as possible.

         4. TIME AND MANNER OF EXERCISE: KEATING shall have the right to purchase from ATG the Option Shares at any time and from time to time until April 30, 2003. The purchase shall be made by delivery to ATG of a notice of exercise specifying the number of shares (the "Shares") to be purchased accompanied by a check in the amount of the aggregate Exercise Price or in lieu of a cash payment KEATING may execute such cashless exercise of the Option as may then be permitted by the Securities and Exchange Commission such that the period following the exercise of such

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Option for purposes of determining the holding period under Rule 144 promulgated pursuant to the Securities Act of 1933, including, without limitation, to make payment therefore in shares of common stock of ATG having a fair market value on the date the notice is deemed duly given pursuant to
Section 6 hereof (the "Notice Date") equal to the option price of such shares multiplied by the number of shares as to which the Option is being exercised. For purposes hereof, the fair market value of a share of common stock of ATG shall mean the average of the closing bid and asked price per share over the five trading days immediately preceding the Notice Date. Promptly upon receipt of such material, ATG shall cause the delivery to KEATING of an ATG stock certificate representing the Option Shares so purchased.

         5.  KEATING'S REPRESENTATIONS:

         KEATING hereby warrants and represents to ATG as follows, each of which representation and warranty is material and is being relied upon by ATG and each of which is true at and as of the date hereof and upon exercise of the Option:

         5.1 Investment Intent. that KEATING is acquiring the Option, and if KEATING exercises the Option will acquire the Option Shares, for KEATING'S own account and not with a view to their resale or distribution and that KEATING is prepared to hold the Option and the Option Shares, if acquired, for an indefinite period and has no present intention to sell, distribute or grant any participating interests in the Option or the Option Shares, if acquired. KEATING hereby acknowledges the fact that the Option Shares may not be registered under the Securities Act of 1933, as amended (the "1933 Act") or applicable state securities laws.

         5.2 Restricted Securities. that KEATING has been informed that the Option and the Option Shares may not be resold or transferred unless first registered under the Federal and applicable state securities laws or unless an exemption from such registration is available. Accordingly, KEATING hereby acknowledges that KEATING is prepared to hold the Option and the Option Shares for an indefinite period of time.

         5.3 KEATING's Knowledge. that KEATING has a preexisting business or personal relationship with ATG, that he is aware of the business affairs and financial condition of ATG and that KEATING has such knowledge and experience in business and financial matters with respect to companies in businesses similar to ATG to enable KEATING to evaluate the risks of the prospective investment and to make an informed investment decision with respect thereto. KEATING further acknowledges that ATG has made available to KEATING the opportunity to ask

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questions and receive answers from ATG concerning the terms and conditions of the issuance of the Option and the Option Shares and that KEATING could be reasonably assumed to have the capacity to protect his own interests in connection with such investment.

         5.4 Speculative Investment. that KEATING realizes that his acquisition of the Option and his purchase of the Option Shares, if at all, will be a speculative investment and that KEATING is able, without impairing his financial condition, to hold the Option and the Option Shares for an indefinite period of time and to suffer a complete loss of his investment.

     6. NO TRANSFER: KEATING shall not transfer, encumber, alienate or dispose, by gift or otherwise, all or any part of the Option Shares, except as may be permitted by law.

     7. RESTRICTIVE LEGEND: In order to reflect the restrictions on disposition of the Option Shares, if any, the stock certificates for such shares may be endorsed with a legend substantially as follows:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933 OR APPLICABLE STATE LAW, AND MAY NOT BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION THEREUNDER OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

     8. NOTICES. Any and all notices or other communications required or permitted by this Agreement or by law shall be deemed duly served and given when actually received by personal delivery or by certified mail, return receipt requested, with first class postage prepaid thereon, to the party to whom such notice or communication is directed, addressed as follows:

     If to ATG:                     AMERICAN TECHNOLOGIES GROUP, INC.
                                    1017 South Mountain Avenue
                                    Monrovia, CA  91016 Attention: Chief
                                    Executive Officer

     If to KEATING:                 346 High Pointe Drive
                                    Fort Collins, Colorado  80525

     Each of the parties hereto may change its address for purposes of this
Section 8 by giving written notice of such change in the manner provided for in this Section 8.

     9. ATTORNEY'S FEES AND EXPENSES. In the event that it should become necessary for any party to this Agreement to bring

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an action, including arbitration, either at law or in equity, to enforce or interpret the terms of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable attorneys' fees and expenses as a part of any judgment therein, in addition to any other award which may be granted.

     10. APPLICABLE LAW/VENUE. This Agreement is executed and intended to be performed in the State of California and the laws of such state shall govern its interpretation and effect. If suit is instituted by any party hereto by any other party hereto for any cause or matter arising from or in connection with the respective rights or obligations of the parties hereunder, the sole jurisdiction and venue for such action shall be the Superior Court of the State of California in and for the County of Los Angeles.

     11. INTEGRATED AGREEMENT. As to the subject matter of this Agreement, this Agreement constitutes the entire agreement of the parties and supersedes all prior agreements between the parties and all such prior agreements shall be deemed voluntarily terminated by the mutual consent of the parties hereto and shall be of no further force or effect.

     12. Assignment. This Agreement is not assignable but shall be binding upon and shall inure to the benefit of the successors of each party hereto.

     13. SEVERABILITY. Any provision in this Agreement which is, by competent judicial authority, declared illegal, invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without invalidating the remaining provisions hereof or affecting the legality, validity or enforceability of such provision in any other jurisdiction. The parties hereto agree to negotiate in good faith to replace any illegal, invalid or unenforceable provision of this Agreement with a legal, valid and enforceable provision that, to the extent possible, will preserve the economic bargain of this Agreement, or otherwise to amend this Agreement, including the provision relating to choice of law, to achieve such result.

     14. Non-Competition. During the term hereof, Foster shall not, directly or indirectly, whether as an employee, employer, consultant, agent, officer, principal, partner, stockholder, director or any other individual or representative capacity, engage or participate in any business that is in direct competition in any manner with the business of ATG, without the prior written consent of ATG.

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     15.  WAIVER.  No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

American Technologies Group, Inc., Michael Keating a Nevada corporation

By: /s/ Lawrence J. Brady                               /s/ Michael Keating
    --------------------------                          -------------------
        Lawrence J. Brady                                   Michael Keating
        Chief Executive Officer




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